Exhibit 10.8


                             THE COASTAL CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                 Amended and Restated Effective October 9, 1997


      1. Participants. Any member of the Board of Directors ("Director") of The Coastal Corporation ("Company") is eligible to participate under this plan ("Plan") and may elect to become a participant ("Participant") under the Plan by filing a written notice ("Notice") with the Secretary of the Company.

      2. Deferred Compensation. Any Participant may elect to defer the receipt of a portion of the Director's cash compensation otherwise payable to him by the Company, which portion shall be designated by the Participant as a percentage of the Director's cash compensation otherwise payable to such Participant. Such election shall be made prior to the time any amount subject to the deferral election is earned. The election is irrevocable for that period, but a different election may be made with respect to different periods of deferred compensation, provided such elections are made in advance of earning any portion of the cash compensation subject to the election. A change of election shall be effective only on the first day of January of a year and shall be made prior to the effective date. An exception to the effective date for an election shall apply when an individual first becomes a Director during the year or when the terms of the Plan are substantially modified. Pursuant to these exceptions, a Director may make an election within 30 days of becoming eligible to participate, or within 30 days of substantial modification of the Plan, which election may be effective prior to the end of that calendar year, but in no event shall the election apply to any amounts which have previously been earned.

      Director's compensation deferred pursuant to this Section shall be recorded by the Company in deferred compensation accounts ("Accounts") maintained in the name of and selected by the Participant, which Accounts shall be credited on each date of payment of Director's compensation, in accordance with the Company's normal practices, with (a) a dollar amount equal to the percentage of the amount otherwise payable as designated by the Participant or
(b) shares of Phantom Stock if designated by the Participant as provided herein. The Company shall furnish each Participant with a quarterly statement of his Accounts. The Company shall also credit interest to Account #1 from the date of credit until final distribution of the Account. The percentage of director's compensation that a Participant elects to defer under this Section will remain constant until suspended or modified by the filing of another election with the Company by a Participant as provided herein.

      3. (a) Account #1 -- Deferred Amount and Interest. The amounts credited by the Company to Account #1 at the election of a Participant shall be credited with interest at an annual rate to be determined by the Company each year. Such interest rate shall be based on debt obligations issued by the U.S. Treasury with a ten year maturity plus an upward adjustment to approximate the difference between such rate and the average cost of borrowed capital of comparable maturity for the Company, and shall be credited until Account #1 has been fully distributed to the Participant or to the beneficiary or beneficiaries designated by the Participant in a writing delivered to the Company.

           (b) Account #2 -- Phantom Stock. The amount credited by the Company to Account #2 at the election of a Participant shall be converted each pay period to that number of shares of Phantom Stock equal to the number of shares (to the nearest hundredth of a share) of Stock which could have been purchased with this amount at the Fair Market Value of the Stock on the date the cash would have been paid to the Participant if not subject to deferral under this Plan.

      During any period that the Company maintains Account #2 for a Participant, on each date on which the Company pays dividends on shares of its Stock, Account #2 of a Participant shall be credited with an additional number of shares of Phantom Stock equal to the number of shares (to the nearest hundredth of a share) of Stock which could have been purchased at the Fair Market Value for shares of Stock on such dividend payment date, with the amount of dividends that would have been received on the number of shares of Stock equal to the number of shares of Phantom Stock in such Participant's Account #2, as of the end of the month preceding the dividend record date. In the event of any stock dividend, stock split, combination of shares, recapitalization or the like of the Stock of the Company, appropriate adjustment shall be made in the number of shares of Phantom Stock credited to the Participant's Account #2.


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      The Participant may not receive any amount from Account #2 any sooner than the date which would be required to comply with the rules and regulations of the Securities and Exchange Commission prohibiting short-swing transactions.

      Stock Options. As an incentive for a Participant to defer amounts into Account #2, thereby further aligning his interests with those of the Company's Shareholders, the Company shall grant to Participant an Option to purchase shares of Stock of the Company equal in number (whole number of shares only, with any fractional share carried over to the next pay period) to the number of shares credited each pay period to the Participant's Account #2 pursuant to this deferral. The Option exercise price shall be equal to the Fair Market Value price used to convert the amount deferred by the Participant into shares of Phantom Stock. Each Option shall be reflected in an Option Agreement, shall vest on a cumulative basis as to one-third of such shares on each of the first three anniversaries of the date of grant, and shall expire at the earliest of the end of (i) the five-year period commencing with the date of grant, (ii) the three-year period commencing with the Director's retirement from the Board or termination of Board membership, or (iii) the one-year period commencing with the date of death of the Director. The terms of the Option Agreement shall be substantially in the form attached hereto as Exhibit A, and shall be subject to such restrictions as required by law.

      4. Distribution. A Participant may elect a method of distribution in the same manner as the Participant elects to participate in the Plan. Such election shall be made prior to the time any amount subject to the distribution election is earned. The election is irrevocable. A different election may be made with respect to different periods of deferred compensation provided such elections are made in advance of earning any portion of the compensation subject to the election. Such distribution may not begin until the Participant terminates service as a Director for any reason, including death.

      Interest on the deferred amounts shall be prorated by any method selected by the Company to portions of Account #1 of the Participant which are subject to different distribution directions of the Participant and/or the distribution method selected by the Company, if applicable.

      With respect to all or any portion of the Accounts of a Participant with respect to which the Participant has not submitted a valid distribution election, the Company shall determine the method of distribution as described in the following provisions.

      (b) Upon termination as a Director of the Company for any reason other than death, the Participant will be entitled to receive all amounts credited to the Participant's Accounts as of the date of termination of service. Subject to the provisions of subsection (a), the Company shall determine whether the Participant will receive distribution of all amounts payable to him under this paragraph (b) in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

      (c) Upon termination of a Participant's service as a Director of the Company by reason of his death, the Participant's designated beneficiary or beneficiaries will be entitled to receive all amounts credited to the Accounts of the Participant as of the date of his death. Subject to the provisions of subsection (a), such amounts shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

      (d) Subject to the provisions of subsection (a), upon the death of the Participant prior to complete distribution to him of the entire balance of his Accounts (and after the date of termination of his service as a Director of the Company), the balance of his Accounts on the date of his death shall be payable to the Participant's designated beneficiary or beneficiaries pursuant to paragraph (e) of this Section.

      (e) Subject to the provisions of subsection (a), the Company, in its discretion, shall direct distribution of the amounts credited to a Participant's Accounts, including interest credited thereon, to a Participant or his beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section, in a lump sum, or in installments over such period of years as the Company shall determine. Distribution shall be made or commence on the first day of the month next following (i) the date upon which the Participant's service as a Director of the Company terminates in the event of a distribution pursuant to paragraphs (b) or (c) of this Section, or (ii) the date of the Participant's death in the event of a distribution pursuant to paragraph (d) of this Section. Subsequent installments, if any, shall be made on the annual,

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quarterly, or monthly anniversary dates of the date of the first installment as determined by the Company. Each such installment, if any, shall include interest credited to the balance of Account #1.

      5. Election to Defer. The Notice and Election by which a Participant elects to defer Director's fees as provided in this Plan shall be in writing, signed by the Participant, and delivered to the Company prior to the time any cash compensation to be deferred is earned by the Director and prior to the time any such cash compensation to be deferred is otherwise payable to the Participant. Such election (and any subsequent election) will continue until suspended or modified in a writing delivered by the Participant to the Company, which new election shall only apply to Director's fees otherwise earned and payable to the Participant after the end of the calendar year in which such election is delivered to the Company (unless an exception provided in Section 2 is applicable). Any deferral election made by the Participant shall be irrevocable with respect to any Director's compensation covered by such election, including the Director's compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Company. The election to defer shall be made on a Notice and Election form substantially in the form attached hereto as Exhibit B.

      6. Participant's Rights Unsecured. The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Accounts or any other specific assets of the Company. All amounts credited to any Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. Accounts may not be encumbered or assigned by a Participant or any beneficiary. A Participant shall have no rights as a stockholder with respect to shares of Phantom Stock credited to Account #2 nor by virtue of any unexercised stock option granted pursuant to Section 3(b) of the Plan.

      7. Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Accounts, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

      8. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Accounts shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Accounts of a Participant following termination of the Plan other than interest credited to Account #1 pursuant to Plan provisions and adjustments to the number of shares of Phantom Stock in Account #2 required by Section 3(b) of the Plan.

      9. Expenses. Costs of administration of the Plan will be paid by the Company.

      10. Notices. Any notices or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Secretary of the Company or (b) three business days after it is sent by registered or certified mail, addressed to such Secretary at the principal office of the Company.

      11. Governing Law. This Plan shall be construed, administered, and governed in all respect by the laws of the State of Texas.

      12. Definitions. The following terms used herein shall have the meaning described below:

      "Fair Market Value" of the Stock as of any date means the average of the high and low sales prices of the Stock on that date (or, if no Stock sale is reported on that date, the next preceding Trading Day) on the New York Stock Exchange, or if this definition is not applicable, the price as determined by the Board of Directors of the Company in its discretion.

      "Phantom Stock" means the equivalent of a share of stock of the Company which entitles the Participant to receive in exchange, at the time and under the terms provided for distribution herein, an amount in cash equal to a share of Stock.


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      "Stock" means the common stock of the Company $.33 1/3 par value, or in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company (or any other compensation) that other stock or security.

      "Trading Day" means a day on which trading of securities takes place on the New York Stock Exchange and the NASDAQ National Market and on which shares of Stock are traded.

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                                                                     Exhibit A


                             THE COASTAL CORPORATION
                             STOCK OPTION AGREEMENT


      Pursuant to the terms and conditions of The Coastal Corporation Deferred Compensation Plan for Directors (the "Plan"), a copy of which is attached hereto and incorporated in this Agreement by reference, The Coastal Corporation (the "Company") grants to (the "Optionee") the option to purchase shares of the Company's Common Stock, $.33 1/3 par value, at the price of $ per share (the "Option"), subject to adjustment for changes in capitalization of the Company.

      This Option shall be for a term commencing on this date and shall expire at the earliest of the end of (i) the five-year period commencing with the date of grant, (ii) the three-year period commencing with the Director's retirement from the Board or termination of Board membership, or (iii) the one-year period commencing with the date of death of the Director. At the time of termination of service as a Director, unvested Options shall be forfeited.

      This Option shall become exercisable (in whole shares) in the following manner:

                                                 Cumulative Shares Exercisable
                                                 -----------------------------
      First Anniversary of Date of Grant                        1/3
      Second Anniversary of Date of Grant                       2/3
      Third Anniversary of Date of Grant                        100%

      This Option is a nonqualified stock option which is not governed by
Section 422 of the Internal Revenue Code of 1986, as amended.

      The terms and conditions of the 1997 Director Stock Plan shall govern this Option to the extent not inconsistent with this Option or the Plan.

      The Optionee in accepting this Stock Option Agreement accepts and agrees to be bound by all the terms and conditions of this Agreement and of the Plan.

      Granted the         day of                       , 199     .
                  -------        ----------------------     -----

                                       THE COASTAL CORPORATION

                                       By
                                         ---------------------------------


ACCEPTED this         day of                   , 199     .
              -------        ------------------     -----


--------------------------------------------------
                       Optionee


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                                                                    Exhibit B


                             THE COASTAL CORPORATION
                      Notice and Election to Participate in
                    Deferred Compensation Plan for Directors
                         and Designation of Beneficiary


      1. Percentage Deferred. Pursuant to The Coastal Corporation Deferred Compensation Plan for Directors (the "Plan"), I hereby elect to defer, as provided in the Plan, the receipt of _____% of the Director's fees payable in cash and earned by me in connection with the performance of my services as a member of the Board of Directors of The Coastal Corporation beginning ________________, 199_. (Note: Changes may be made effective only as of January 1 of a subsequent year, unless an exception described in Section 2 of the Plan applies.)

      2. Deferral Account. Of the amounts I have elected to defer in Section 1 above, I elect to have such amounts credited to my Account(s) as follows:

           (a) _________%   Account #1 (Interest Fixed Account) to
                            be credited with interest as provided in
                            Section 3(a) of the Plan.

           (b) _________%   Account #2 (Phantom Stock Account) to be
                            credited in the form of shares of Phantom
                            Stock, and for each share of Phantom Stock credited to my account at the time of this deferral, I shall be granted an option to purchase a share of Stock, as provided in
                            Section 3(b) of the Plan.

      3. Distribution Election. The proceeds of my Accounts under the Plan are to be distributed following my termination of service as a member of the Board of Directors of the Company as follows:

     _______        As a single sum upon my termination of service;

     _______ In two payments: 50% upon my termination of service, and the balance on the ____ day of __________________ in the calendar year following the calendar year of my termination of service;

      4. Beneficiary. I hereby designate _________________________ as my beneficiary to receive all amounts held for me under the Plan which have not been paid to me in the event of my death. My Beneficiary's social security number and address are as follows:

Beneficiary's Social Security Number _______________________

Beneficiary's Address    ___________________________________
                         ___________________________________

__________________________________                     _________________
Participant                                                   Date


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